Exhibit 99.1

Aerovate Therapeutics Appoints Donald Santel To Its Board of Directors

WALTHAM, Mass. – January 23, 2023 – Aerovate Therapeutics, Inc. (Nasdaq: AVTE), a clinical-stage biopharmaceutical company focused on developing drugs that meaningfully improve the lives of patients with rare cardiopulmonary disease, today announced the appointment of Donald Santel as a member of Aerovate’s Board of Directors. With over 40 years of working in the industry, Mr. Santel brings to Aerovate extensive experience in building successful pharmaceutical companies.

"We are excited to welcome Don to Aerovate’s Board of Directors. Don’s proven track record of leading and building biopharmaceutical companies from the ground up and taking them through extensive periods of growth will be invaluable to Aerovate as we continue to develop AV-101, our novel dry powder inhaled formulation of the drug imatinib, for the treatment of pulmonary arterial hypertension, also known as PAH,” said Timothy Noyes, Chief Executive Officer of Aerovate. “Don’s leadership and counsel will be extremely beneficial to Aerovate as we endeavor to deliver on our goal of bringing meaningful therapies to patients with PAH.”

Mr. Santel currently serves as Chairman of the Board of several biopharmaceutical companies, including Tentarix Biotherapeutics and Ocelot Bio, and also served as Chairperson of the Board for Oyster Point Pharma prior to their acquisition by Viatris in January 2023. Prior to these roles, he served as Executive Chairman and interim Chief Executive Officer of Adicet Bio, Inc., a private allogeneic cell therapy oncology company, through its reverse merger with resTORbio, Inc. Mr. Santel was also Chief Executive Officer and board member for Hyperion Therapeutics, Inc., a public biotechnology company; a co-founder, board member and Chief Executive Officer for CoTherix, Inc., a biopharmaceutical company focused on developing therapies for cardiopulmonary disease, including PAH, and was employed by several medical device companies, including Cardiac Pathways Corporation (acquired by Boston Scientific) and Medtronic, Inc. Mr. Santel previously served on the board of directors and the audit and compensation committees of Anthera Pharmaceuticals, Inc. and as a director of ChemGenex Pharmaceuticals, Inc.

“Aerovate continues to broaden its leadership expertise to advance AV-101 through the clinic,” said Mark Iwicki, Chair of the Board. “The appointment of Mr. Santel further strengthens the breadth and depth of the Board’s capabilities, and we look forward to having Don on the Board as we support the company’s continued growth.”

“I am thrilled to join the highly accomplished team of PAH veterans and cardiopulmonary experts at Aerovate,” said Mr. Santel. “Having seen the unmet need and impact of PAH on patients in my previous experience, I am encouraged to see new candidates advance in clinical development. As a part of the next generation of PAH therapies, Aerovate’s novel AV-101 presents a unique opportunity to provide meaningful therapeutic innovation in this area of high unmet medical need.”

About Aerovate Therapeutics, Inc.

Aerovate is a clinical-stage biopharmaceutical company focused on developing drugs that meaningfully improve the lives of patients with rare cardiopulmonary disease. Aerovate's initial focus is on advancing AV-101, its proprietary dry powder inhaled formulation of the drug imatinib for the treatment of patients with PAH. Learn more at aerovatetx.com and follow the company on Twitter and LinkedIn.

Available Information

Aerovate announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts, the investor relations section of the Company website at ir.aerovatetx.com, and the Company’s Twitter account @AerovateTx in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” seek,” “strategy,” “should,” “target,” “will,” “would” and similar expressions regarding future periods. These forward-looking statements include, but are not limited to, statements regarding the therapeutic potential and clinical benefits of AV-101; our business plans and objectives for AV-101, including expectations regarding timing and success; and our growth and goals as a company.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the therapeutic potential of AV-101; the expected impact and contribution of our Board of Driectoprs and executives to our business;  as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

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